Exhibit 10.21

BRAZIL MINERALS, INC.
155 North Lake Avenue, Suite 800
Pasadena, California 91101

   September 18, 2015

The 2004 Helvin Family Trust
c/o John Helvin
[address]

Dear John:

Reference is made to your investment into BMIX of $20,000 (the “$20,000 Investment”) into BMIX made by check on September 18, 2015. The $20,000 Investment has purchased 20 shares of the BMIX Series B Convertible Preferred Stock, the details of which are described here as Exhibit A as filed in Nevada, the state of incorporation of BMIX.

Previously you had 50 shares of BMIX Series B Convertible Preferred Stock, and therefore you have now a total of 70 shares of BMIX Series B Convertible Preferred Stock.

Very truly yours,
BRAZIL MINERALS, INC.

By: /s/ Marc Fogassa
       Marc Fogassa, Chief Executive Officer

AGREED TO:

//signed//
The 2004 Helvin Family Trust

Exhibit 10.21 -- Page 1